EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Third Quarter 2017 Earnings and Quarterly Dividend

Warren, Pennsylvania — October 23, 2017

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended September 30, 2017 of $23.6 million, or $0.23 per diluted share. This represents an increase of $9.4 million, or 66.2%, compared to the same quarter last year when net income was $14.2 million or $0.14 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended September 30, 2017 were 7.81% and 0.99% compared to 4.89% and 0.63% for the same quarter last year.

Net income in the prior year period was negatively impacted by an additional $4.3 million, after tax, of restructuring costs associated with the acquisition of 18 offices in western New York, as well as $3.1 million, after tax, of expenses related to the termination of the Northwest Bank Employee Stock Ownership Plan ("ESOP"). Adjusting both quarters for non-core items, net income for the quarter ended September 30, 2017 was $24.4 million, or $0.24 per diluted share, an increase of $2.8 million, or 13.2%, compared to net income of $21.6 million, or $0.21 per diluted share in the previous year. For more information, see "Reconciliation of Non-GAAP to GAAP Net Income" within this press release.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.16 per share payable on November 16, 2017 to shareholders of record as of November 2, 2017. This is the 92nd consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's stock as of September 30, 2017, this dividend represents an annualized yield of approximately 3.7%.

In making this announcement, William J. Wagner, President and CEO, noted, "We are pleased to report normalized earnings this quarter following a two year period during which earnings were impacted by significant restructuring activity. This restructuring included the acquisition of LNB Bancorp, Inc. in August 2015, the consolidation of 24 offices in April 2016, the acquisition of 18 offices in the western New York market in September 2016, the sale of our Maryland region in May 2017 and finally the closure of Northwest Consumer Discount Company in July 2017. These restructuring initiatives have greatly streamlined our operation, resulting in a product and service set that enhances Northwest's ability to successfully compete within our chosen markets as a mid-sized community bank. With that, we were encouraged to see that our efficiency ratio decreased to 60.9% in the current quarter compared to 69.1% in the quarter which last preceded the restructuring initiatives."

Net interest income increased by $5.9 million, or 7.7%, to $83.2 million for the quarter ended September 30, 2017, from $77.3 million for the quarter ended September 30, 2016. This increase is due primarily to a $4.3 million, or 5.3%, increase in interest income on loans receivable as a result of a $308.7 million, or 4.2%, increase in average loans receivable from the prior year period. Also contributing to the increase in net interest income was a $1.2 million, or 36.5%, increase in interest income on investment securities as a result of redirecting excess cash to higher yielding assets.

     Despite higher provisions being required for consumer loans in the current quarter, which were directly related to the closure of the Company's consumer finance subsidiary, the provision for loan losses decreased by $2.5 million, or 45.3%, to $3.0 million for the quarter ended September 30, 2017, from $5.5 million for the quarter ended September 30, 2016. Nonaccrual loans decreased to $73.3 million, or 0.9% of total loans, at September 30, 2017 from $86.3 million, or 1.1% of total loans, at September 30, 2016.

Noninterest income increased by $3.8 million, or 18.1%, to $24.6 million for the quarter ended September 30, 2017, from $20.8 million for the quarter ended September 30, 2016. Contributing to this increase were increases in service charges and fees of $1.7 million, or 15.5%, which is attributable to the growth in checking accounts, and trust and other financial services income of $1.4 million, or 39.6%, due primarily to growth in assets under management.

     Noninterest expense decreased by $4.9 million, or 6.6%, to $68.8 million for the quarter ended September 30, 2017, from $73.7 million for the quarter ended September 30, 2016. This decrease is comprised primarily of decreases in restructuring and acquisition expense of $5.8 million, or 80.5%, due to the September 2016 acquisition of 18 offices, and in compensation and employee benefits of $2.1 million, or 5.5%, due to the closure of the Company's consumer finance subsidiary in the current quarter, as well as $5.1 million of expense recorded in the prior year related to termination of the ESOP. Partially offsetting these improvements were increases in premises and occupancy costs of $857,000, processing expenses of $806,000, and amortization of intangible assets of $623,000, due primarily to the previously mentioned acquisition of offices.

Net income for the nine-month period ended September 30, 2017 was $72.3 million, or $0.71 per diluted share. This represents an increase of $47.1 million, or 187.3%, compared to the nine-month period ended September 30, 2016, when net income was $25.2 million, or $0.25 per diluted share. The annualized returns on average shareholders’ equity and average assets for the nine-month period ended September 30, 2017 were 8.16% and 1.01% compared to 2.90% and 0.38% for the same period last year. In addition to the aforementioned items impacting the quarter, net income for the nine-month period ended September 30, 2017 was significantly enhanced by the second quarter sale of the Company's three Maryland offices at a profit of $17.2 million and an increase in net interest income of $22.2 million, or 9.9%, due primarily to the loans received with the acquisition previously discussed. Additionally, earnings for the nine-month period ended September 30, 2016 were negatively impacted by a penalty of $37.0 million relating to the prepayment of $700.0 million of long-term, fixed-rate Federal Home Loan Bank borrowings and the $5.1 million cost associated with the termination of Northwest Bank's ESOP.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest bank operates 164 full-service community banking offices and nine free standing drive-through facilities in Pennsylvania, New York, and Ohio.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.bank.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands, except per share amounts)

	September 30, 2017	December 31, 2016	September 30, 2016
Assets
Cash and cash equivalents	$104,372	119,403	107,604
Interest-earning deposits in other financial institutions	60,662	266,902	210,723
Federal funds sold and other short-term investments	642	3,562	2,239
Marketable securities available-for-sale (amortized cost of $867,311, $825,552 and $879,141, respectively)	869,481	826,200	890,688
Marketable securities held-to-maturity (fair value of $32,282, $20,426 and $23,249, respectively)	31,961	19,978	22,584
Total cash, interest-earning deposits and marketable securities	1,067,118	1,236,045	1,233,838

Residential mortgage loans held for sale	1,382	9,625	30,355
Residential mortgage loans	2,741,844	2,688,541	2,771,576
Home equity loans	1,313,435	1,345,370	1,366,187
Consumer loans	673,920	642,961	628,512
Commercial real estate loans	2,398,886	2,342,089	2,464,681
Commercial loans	596,671	528,761	537,255
Total loans receivable	7,726,138	7,557,347	7,798,566
Allowance for loan losses	(56,927)	(60,939)	(63,246)
Loans receivable, net	7,669,211	7,496,408	7,735,320

Assets held-for-sale	—	152,528	—
Federal Home Loan Bank stock, at cost	7,984	7,390	7,660
Accrued interest receivable	22,802	21,699	21,591
Real estate owned, net	5,462	4,889	4,841
Premises and Equipment, net	152,761	161,185	167,596
Bank owned life insurance	173,096	171,449	170,172
Goodwill	307,420	307,420	307,711
Other intangible assets	27,244	32,433	33,901
Other assets	26,716	32,194	31,977
Total assets	$9,459,814	9,623,640	9,714,607

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,625,189	1,448,972	1,496,574
Interest-bearing demand deposits	1,451,818	1,428,317	1,446,971
Money market deposit accounts	1,759,395	1,841,567	1,896,272
Savings deposits	1,669,782	1,622,879	1,671,539
Time deposits	1,435,861	1,540,586	1,691,447
Total deposits	7,942,045	7,882,321	8,202,803

Liabilities held-for-sale	—	215,657	—
Borrowed funds	115,388	142,899	135,891
Advances by borrowers for taxes and insurance	21,864	36,879	21,616
Accrued interest payable	518	635	682
Other liabilities	62,939	63,373	79,599
Junior subordinated debentures	111,213	111,213	111,213
Total liabilities	8,253,967	8,452,977	8,551,804

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 102,565,667 shares, 101,699,406 shares and 101,268,648 issued and outstanding, respectively	1,026	1,017	1,013
Paid-in-capital	728,163	718,834	711,974
Retained earnings	502,265	478,803	469,459
Accumulated other comprehensive loss	(25,607)	(27,991)	(19,643)
Total shareholders’ equity	1,205,847	1,170,663	1,162,803
Total liabilities and shareholders’ equity	$9,459,814	9,623,640	9,714,607

Equity to assets	12.75%	12.16%	11.97%
Tangible common equity to assets	9.55%	8.95%	8.76%
Book value per share	$11.76	11.51	11.48
Tangible book value per share	$8.49	8.17	8.11
Closing market price per share	$17.27	18.03	15.71
Full time equivalent employees	2,137	2,306	2,268
Number of banking offices	173	176	176

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016		September 30, 2016

Interest income:
Loans receivable	$85,373	84,714	82,751	85,669		81,083
Mortgage-backed securities	3,118	2,987	2,222	2,166		2,030
Taxable investment securities	957	981	1,006	988		627
Tax-free investment securities	476	529	569	625		676
FHLB dividends	63	50	59	285		218
Interest-earning deposits	244	536	660	300		114
Total interest income	90,231	89,797	87,267	90,033		84,748

Interest expense:
Deposits	5,795	5,826	5,465	5,859		5,653
Borrowed funds	1,199	1,240	1,225	1,232		1,801
Total interest expense	6,994	7,066	6,690	7,091		7,454

Net interest income	83,237	82,731	80,577	82,942		77,294
Provision for loan losses	3,027	5,562	4,637	2,145		5,538
Net interest income after provision for loan losses	80,210	77,169	75,940	80,797		71,756

Noninterest income:
Gain on sale of investments	1,497	3	17	213		58
Service charges and fees	12,724	12,749	11,717	12,406		11,012
Trust and other financial services income	4,793	4,600	4,304	4,131		3,434
Insurance commission income	1,992	2,353	2,794	2,499		2,541
Gain/ (loss) on real estate owned, net	(193)	(230)	(67)	164		(563)
Income from bank owned life insurance	1,078	1,652	1,068	1,281		1,380
Mortgage banking income	519	434	240	2,344		1,886
Gain on sale of offices	—	17,186	—	—		—
Other operating income	2,184	2,730	1,431	1,781		1,070
Total noninterest income	24,594	41,477	21,504	24,819		20,818

Noninterest expense:
Compensation and employee benefits	36,039	37,658	37,755	36,562		38,122
Premises and occupancy costs	6,951	7,103	7,516	7,228		6,094
Office operations	3,939	4,170	4,222	4,395		3,700
Collections expense	568	553	549	437		589
Processing expenses	9,650	9,639	9,909	9,429		8,844
Marketing expenses	2,488	2,846	2,148	2,181		2,239
Federal deposit insurance premiums	771	856	1,167	475		984
Professional services	2,321	2,452	2,575	2,088		1,815
Amortization of intangible assets	1,691	1,749	1,749	1,806		1,068
Real estate owned expense	310	217	282	192		206
Restructuring/ acquisition expense	1,398	2,634	223	1,009		7,183
Other expense	2,673	3,385	3,551	2,959	2,836	2,836
Total noninterest expense	68,799	73,262	71,646	68,761		73,680
Income/ (loss) before income taxes	36,005	45,384	25,798	36,855		18,894

Income tax expense/ (benefit)	12,414	14,402	8,052	12,361		4,697
Net income/ (loss)	$23,591	30,982	17,746	24,494		14,197

Basic earnings/ (loss) per share	$0.23	0.31	0.18	0.24		0.14
Diluted earnings/ (loss) per share	$0.23	0.30	0.17	0.24		0.14

Weighted average common shares outstanding - basic	101,163,534	100,950,772	100,653,277	100,219,370		99,602,535
Weighted average common shares outstanding - diluted	102,564,476	102,449,693	102,480,549	100,089,892		101,068,245

Annualized return on average equity	7.81%	10.48%	6.15%	8.37%		4.89%
Annualized return on average assets	0.99%	1.30%	0.75%	1.01%		0.63%
Annualized return on tangible common equity	10.74%	14.44%	8.57%	11.73%		6.88%

Efficiency ratio *	60.94%	64.36%	68.25%	61.20%		66.69%
Annualized noninterest expense to average assets *	2.76%	2.89%	2.94%	2.73%		2.88%

* Excludes gain on sale of offices and restructuring/acquisition expenses, FHLB prepayment penalty, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Nine months ended September 30,
	2017	2016
Interest income:
Loans receivable	$252,838	243,370
Mortgage-backed securities	8,327	6,374
Taxable investment securities	2,944	2,421
Tax-free investment securities	1,574	2,107
FHLB dividends	172	1,086
Interest-earning deposits	1,440	243
Total interest income	267,295	255,601

Interest expense:
Deposits	17,086	17,606
Borrowed funds	3,664	13,602
Total interest expense	20,750	31,208

Net interest income	246,545	224,393
Provision for loan losses	13,226	11,397
Net interest income after provision for loan losses	233,319	212,996

Noninterest income:
Gain on sale of investments	1,517	412
Service charges and fees	37,190	31,707
Trust and other financial services income	13,697	9,972
Insurance commission income	7,139	8,023
Gain/(loss) on real estate owned, net	(490)	(203)
Income from bank owned life insurance	3,798	4,080
Mortgage banking income	1,193	2,550
Gain on sale of offices	17,186	—
Other operating income	6,345	4,000
Total noninterest income	87,575	60,541

Noninterest expense:
Compensation and employee benefits	111,452	104,365
Premises and occupancy costs	21,570	18,906
Office operations	12,331	10,503
Collections expense	1,670	1,994
Processing expenses	29,198	25,430
Marketing expenses	7,482	6,671
Federal deposit insurance premiums	2,794	3,929
Professional services	7,348	5,777
Amortization of intangible assets	5,189	2,453
Real estate owned expense	809	812
Restructuring/ acquisition expense	4,255	11,204
FHLB prepayment penalty	—	36,978
Other expense	9,609	10,055
Total noninterest expense	213,707	239,077
Income before income taxes	107,187	34,460

Income tax expense	34,868	9,287
Net income	$72,319	25,173

Basic earnings per share	$0.72	0.25
Diluted earnings per share	$0.71	0.25

Weighted average common shares outstanding - basic	100,921,322	99,224,565
Weighted average common shares outstanding - diluted	102,538,342	100,233,507

Annualized return on average equity	8.16%	2.90%
Annualized return on average assets	1.01%	0.38%
Annualized return on tangible common equity	11.10%	4.05%

Efficiency ratio *	64.45%	66.14%
Annualized noninterest expense to average assets *	2.86%	2.82%

* Excludes gain on sale of offices and restructuring/acquisition expenses, FHLB prepayment penalty, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Net Income (Unaudited) *
(Dollars in thousands, except per share amounts)

	Quarter ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Operating results (non-GAAP):
Net interest income	$83,237	77,294	246,545	224,393
Provision for loan losses	3,027	5,538	13,226	11,397
Noninterest income	24,594	20,818	70,389	60,541
Noninterest expense	67,401	61,360	209,452	185,758
Income taxes	12,973	9,625	29,696	30,616
Net operating income (non-GAAP)	$24,430	21,589	64,560	57,163
Diluted earnings per share (non-GAAP)	$0.24	0.21	0.63	0.57

Average equity	$1,198,417	1,156,137	1,184,560	1,158,346
Average assets	9,460,877	9,028,886	9,540,432	8,940,648

Annualized ROE (non-GAAP)	8.09%	7.43%	7.29%	6.59%
Annualized ROA (non-GAAP)	1.02%	0.95%	0.90%	0.85%

Reconciliation of net operating income to net income:
Net operating income (non-GAAP)	$24,430	21,589	64,560	57,163
Nonoperating income/ expenses, net of tax:
Gain on sale of offices	—	—	10,311	—
Restructuring/ acquisition expenses	(839)	(4,311)	(2,552)	(6,723)
Stock-based compensation expense - ESOP termination	—	(3,081)	—	(3,081)
FHLB prepayment penalty	—	—	—	(22,186)
Net income/ (loss) (GAAP)	$23,591	14,197	72,319	25,173
Diluted earnings per share (GAAP)	$0.23	0.14	0.71	0.25

Annualized ROE (GAAP)	7.81%	4.89%	8.16%	2.90%
Annualized ROA (GAAP)	0.99%	0.63%	1.01%	0.38%
* The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude certain income and expenses net of tax benefit and cost. The net tax effect was calculated using statutory tax rates of approximately 40.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(Dollars in thousands)

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Nonaccrual loans current:
Residential mortgage loans	$318	841	1,864	2,109	3,063
Home equity loans	439	158	1,244	1,451	1,446
Legacy consumer finance loans	1	—	—	—	—
Consumer loans	259	379	633	520	464
Commercial real estate loans	10,646	16,189	13,347	13,955	19,246
Commercial loans	4,098	5,262	5,335	5,361	7,299
Total nonaccrual loans current	$15,761	22,829	22,423	23,396	31,518

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$200	181	1,001	1,464	344
Home equity loans	466	164	328	422	315
Legacy consumer finance loans	—	—	—	—	—
Consumer loans	200	169	218	400	211
Commercial real estate loans	597	474	1,970	3,478	514
Commercial loans	—	32	328	145	185
Total nonaccrual loans delinquent 30 days to 59 days	$1,463	1,020	3,845	5,909	1,569

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$892	896	704	1,522	1,270
Home equity loans	499	326	408	440	465
Legacy consumer finance loans	—	—	—	—	—
Consumer loans	405	342	242	366	250
Commercial real estate loans	5,895	2,233	540	2,027	151
Commercial loans	3	—	23	695	319
Total nonaccrual loans delinquent 60 days to 89 days	$7,694	3,797	1,917	5,050	2,455

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$11,785	11,637	11,911	13,169	13,242
Home equity loans	6,295	5,744	6,194	5,552	5,874
Legacy consumer finance loans	332	536	471	743	800
Consumer loans	3,244	2,273	2,888	3,080	2,554
Commercial real estate loans	22,583	21,295	20,897	19,264	22,155
Commercial loans	4,177	3,642	2,744	3,373	6,105
Total nonaccrual loans delinquent 90 days or more	$48,416	45,127	45,105	45,181	50,730

Total nonaccrual loans	$73,334	72,773	73,290	79,536	86,272

Total nonaccrual loans	$73,334	72,773	73,290	79,536	86,272
Loans 90 days past maturity and still accruing	398	182	265	649	103
Nonperforming loans	73,732	72,955	73,555	80,185	86,375
Real estate owned, net	5,462	6,030	6,242	4,889	4,841
Nonperforming assets	$79,194	78,985	79,797	85,074	91,216

Nonaccrual troubled debt restructuring *	$17,809	17,873	18,273	16,346	17,374
Accruing troubled debt restructuring	20,660	23,987	25,305	26,580	29,221
Total troubled debt restructuring	$38,469	41,860	43,578	42,926	46,595

Nonperforming loans to total loans	0.95%	0.95%	0.97%	1.06%	1.11%
Nonperforming assets to total assets	0.84%	0.83%	0.82%	0.88%	0.94%
Allowance for loan losses to total loans	0.74%	0.82%	0.81%	0.81%	0.81%
Allowance for loan losses to nonperforming loans	77.16%	86.20%	83.07%	76.00%	73.22%
* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(Dollars in thousands)

At September 30, 2017	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,725,060	—	18,166	—	—	2,743,226
Home equity loans	1,302,036	—	11,399	—	—	1,313,435
Consumer loans	669,532	—	4,388	—	—	673,920
Total Personal Banking	4,696,628	—	33,953	—	—	4,730,581
Commercial Banking:
Commercial real estate loans	2,196,510	56,118	146,258	—	—	2,398,886
Commercial loans	526,824	18,924	50,923	—	—	596,671
Total Commercial Banking	2,723,334	75,042	197,181	—	—	2,995,557
Total loans	$7,419,962	75,042	231,134	—	—	7,726,138

At June 30, 2017
Personal Banking:
Residential mortgage loans	$2,718,866	—	16,916	—	—	2,735,782
Home equity loans	1,307,022	—	8,699	—	—	1,315,721
Consumer loans	655,149	—	2,976	—	—	658,125
Total Personal Banking	4,681,037	—	28,591	—	—	4,709,628
Commercial Banking:
Commercial real estate loans	2,178,996	67,826	149,841	—	—	2,396,663
Commercial loans	521,520	10,269	48,657	—	—	580,446
Total Commercial Banking	2,700,516	78,095	198,498	—	—	2,977,109
Total loans	$7,381,553	78,095	227,089	—	—	7,686,737

At March 31, 2017
Personal Banking:
Residential mortgage loans	$2,673,678	—	16,866	—	—	2,690,544
Home equity loans	1,311,707	—	9,212	—	—	1,320,919
Consumer loans	639,574	—	3,531	—	—	643,105
Total Personal Banking	4,624,959	—	29,609	—	—	4,654,568
Commercial Banking:
Commercial real estate loans	2,187,545	48,189	142,740	—	—	2,378,474
Commercial loans	474,662	12,226	43,158	—	—	530,046
Total Commercial Banking	2,662,207	60,415	185,898	—	—	2,908,520
Total loans	$7,287,166	60,415	215,507	—	—	7,563,088

At December 30, 2016
Personal Banking:
Residential mortgage loans	$2,680,107	—	18,059	—	—	2,698,166
Home equity loans	1,335,596	—	9,774	—	—	1,345,370
Consumer loans	639,044	—	3,917	—	—	642,961
Total Personal Banking	4,654,747	—	31,750	—	—	4,686,497
Commercial Banking:
Commercial real estate loans	2,153,328	43,724	145,037	—	—	2,342,089
Commercial loans	469,993	17,192	41,576	—	—	528,761
Total Commercial Banking	2,623,321	60,916	186,613	—	—	2,870,850
Total loans	$7,278,068	60,916	218,363	—	—	7,557,347

At September 30, 2016
Personal Banking:
Residential mortgage loans	$2,783,338	—	18,593	—	—	2,801,931
Home equity loans	1,355,725	—	10,462	—	—	1,366,187
Consumer loans	624,885	—	3,627	—	—	628,512
Total Personal Banking	4,763,948	—	32,682	—	—	4,796,630
Commercial Banking:
Commercial real estate loans	2,265,816	61,763	137,088	14	—	2,464,681
Commercial loans	479,321	14,707	40,326	2,901	—	537,255
Total Commercial Banking	2,745,137	76,470	177,414	2,915	—	3,001,936
Total loans	$7,509,085	76,470	210,096	2,915	—	7,798,566

* Includes $8.9 million $9.7 million, $12.4 million, $9.4 million, and $19.3 million of acquired loans at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively.
** Includes $48.2 million, $44.8 million, $45.3 million, $39.1 million, and $29.8 million of acquired loans at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(Dollars in thousands)

	September 30, 2017		*	June 30, 2017		*	March 31, 2017		*	December 30, 2016		*	September 30, 2016		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	44	$2,771	0.1%	64	$2,893	0.1%	280	$22,254	0.8%	360	$27,386	1.0%	74	$3,380	0.1%
Home equity loans	191	7,330	0.6%	111	4,058	0.3%	125	4,586	0.4%	179	6,805	0.5%	164	4,984	0.4%
Legacy consumer finance loans	1,045	3,065	11.4%	581	1,785	4.1%	308	947	1.8%	410	1,255	2.1%	472	1,566	2.6%
Consumer loans	1,119	9,510	1.5%	818	6,793	1.1%	714	6,210	1.1%	1,087	8,613	1.5%	797	6,017	1.1%
Commercial real estate loans	27	5,753	0.2%	38	4,629	0.2%	60	9,364	0.4%	61	10,377	0.4%	28	3,855	0.2%
Commercial loans	16	746	0.1%	20	1,378	0.2%	29	2,304	0.4%	20	1,178	0.2%	26	1,493	0.3%
Total loans delinquent 30 days to 59 days	2,442	$29,175	0.4%	1,632	$21,536	0.3%	1,516	$45,665	0.6%	2,117	$55,614	0.7%	1,561	$21,295	0.3%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	84	$7,196	0.3%	72	$6,320	0.2%	28	$1,594	0.1%	80	$6,227	0.2%	76	$6,174	0.2%
Home equity loans	73	2,390	0.2%	44	1,522	0.1%	36	1,145	0.1%	62	1,563	0.1%	41	1,145	0.1%
Legacy consumer finance loans	831	2,190	8.1%	276	759	1.7%	164	475	0.9%	235	766	1.3%	236	729	1.2%
Consumer loans	473	3,283	0.5%	347	2,475	0.4%	266	1,766	0.3%	401	2,843	0.5%	296	1,944	0.3%
Commercial real estate loans	22	7,666	0.3%	14	3,368	0.1%	19	3,034	0.1%	25	4,495	0.2%	13	1,102	—%
Commercial loans	9	196	—%	9	199	—%	10	499	0.1%	21	2,081	0.4%	9	594	0.1%
Total loans delinquent 60 days to 89 days	1,492	$22,921	0.3%	762	$14,643	0.2%	523	$8,513	0.1%	824	$17,975	0.2%	671	$11,688	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	143	$12,190	0.4%	145	$12,053	0.4%	139	$12,326	0.5%	169	$13,621	0.5%	168	$13,478	0.5%
Home equity loans	150	6,397	0.5%	126	5,800	0.4%	143	6,258	0.5%	155	5,756	0.4%	137	6,022	0.4%
Legacy consumer finance loans	124	332	1.2%	188	536	1.2%	169	471	0.9%	228	743	1.2%	242	800	1.3%
Consumer loans	428	3,254	0.5%	299	2,285	0.4%	363	2,901	0.5%	418	3,095	0.5%	515	2,572	0.5%
Commercial real estate loans	113	23,310	1.0%	108	22,044	0.9%	106	23,009	1.0%	101	21,270	0.9%	106	24,533	1.0%
Commercial loans	45	4,177	0.7%	39	3,642	0.6%	39	2,744	0.5%	37	3,520	0.7%	28	6,249	1.2%
Total loans delinquent 90 days or more	1,003	$49,660	0.6%	905	$46,360	0.6%	959	$47,709	0.6%	1,108	$48,005	0.6%	1,196	$53,654	0.7%

Total loans delinquent	4,937	$101,756	1.3%	3,299	$82,539	1.1%	2,998	$101,887	1.3%	4,049	$121,594	1.5%	3,428	$86,637	1.1%

* Represents delinquency, in dollars, divided by the respective total amount of that class of loan outstanding.
** Includes purchased credit impaired loans of $1.2 million, $1.2 million, $2.6 million, $2.8 million, and $2.9 million at September 30, 2017, June 30, 2017, March 31,2017, December 31, 2016, and September 30, 2016, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Loan Losses (Unaudited)
(Dollars in thousands)

	Quarter ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Beginning balance	$62,885	61,104	60,939	63,246	60,781
Provision	3,027	5,562	4,637	2,145	5,538
Charge-offs residential mortgage	(215)	(372)	(290)	(710)	(354)
Charge-offs home equity	(528)	(689)	(649)	(321)	(288)
Charge-offs legacy consumer finance	(3,891)	(782)	(796)	(1,003)	(835)
Charge-offs consumer	(3,002)	(2,735)	(2,864)	(2,466)	(1,866)
Charge-offs commercial real estate	(1,901)	(329)	(474)	(323)	(789)
Charge-offs commercial	(509)	(929)	(1,267)	(2,489)	(708)
Recoveries	1,061	2,055	1,868	2,860	1,767
Ending balance	$56,927	62,885	61,104	60,939	63,246

Net charge-offs to average loans, annualized	0.47%	0.20%	0.23%	0.23%	0.17%

	Nine months ended September 30,
	2017	2016
Beginning balance	$60,939	62,672
Provision	13,226	11,397
Charge-offs residential mortgage	(877)	(2,770)
Charge-offs home equity	(1,866)	(2,218)
Charge-offs legacy consumer finance	(5,469)	(2,321)
Charge-offs consumer	(8,601)	(5,115)
Charge-offs commercial real estate	(2,704)	(3,417)
Charge-offs commercial	(2,705)	(1,728)
Recoveries	4,984	6,746
Ending balance	$56,927	63,246

Net charge-offs to average loans, annualized	0.30%	0.20%

	September 30, 2017
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,623,763	3,986	119,463	77	2,743,226	4,063
Home equity loans	1,045,152	3,295	268,283	748	1,313,435	4,043
Legacy consumer finance loans	26,892	4,876	—	—	26,892	4,876
Consumer loans	534,618	7,383	112,410	594	647,028	7,977
Personal Banking Loans	4,230,425	19,540	500,156	1,419	4,730,581	20,959

Commercial real estate loans	2,089,383	20,174	309,503	3,301	2,398,886	23,475
Commercial loans	528,231	11,131	68,440	1,362	596,671	12,493
Commercial Banking Loans	2,617,614	31,305	377,943	4,663	2,995,557	35,968

Total Loans	$6,848,039	50,845	878,099	6,082	7,726,138	56,927

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(Dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	September 30, 2017			June 30, 2017			March 31, 2017			December 31, 2016			September 30, 2016
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,732,546	28,279	4.14%	$2,721,445	28,245	4.15%	$2,718,904	27,309	4.02%	$2,766,693	28,165	4.07%	$2,739,099	27,952	4.08%
Home equity loans	1,299,473	14,694	4.49%	1,311,274	14,344	4.39%	1,332,647	14,201	4.32%	1,346,856	14,442	4.27%	1,192,929	12,884	4.30%
Consumer loans	617,754	7,627	4.90%	595,170	7,405	4.99%	580,836	7,219	5.04%	571,108	7,580	5.28%	504,376	6,267	4.94%
Legacy consumer finance loans	33,469	1,433	17.13%	40,945	2,110	20.61%	46,452	2,482	21.37%	49,186	2,503	20.36%	50,578	2,664	21.07%
Commercial real estate loans	2,389,969	27,234	4.46%	2,430,594	27,071	4.41%	2,456,070	26,562	4.33%	2,467,569	27,863	4.42%	2,394,001	26,683	4.36%
Commercial loans	593,143	6,659	4.39%	554,506	6,087	4.34%	522,847	5,515	4.22%	527,330	5,682	4.27%	476,715	5,193	4.26%
Total loans receivable (a) (b) (d)	7,666,354	85,926	4.45%	7,653,934	85,262	4.47%	7,657,756	83,288	4.41%	7,728,742	86,235	4.44%	7,357,698	81,643	4.41%
Mortgage-backed securities (c)	607,454	3,118	2.05%	592,917	2,987	2.02%	471,674	2,222	1.88%	482,707	2,166	1.79%	440,966	2,030	1.84%
Investment securities (c) (d)	352,813	1,690	1.92%	372,398	1,796	1.93%	377,819	1,881	1.99%	401,602	1,950	1.94%	275,718	1,667	2.42%
FHLB stock	7,748	63	3.23%	7,602	50	2.64%	7,305	59	3.28%	7,575	285	4.54%	27,761	218	3.12%
Other interest-earning deposits	71,482	243	1.33%	208,141	536	1.02%	294,391	660	0.90%	325,889	300	0.36%	91,243	114	0.49%
Total interest-earning assets	8,705,851	91,040	4.15%	8,834,992	90,631	4.11%	8,808,945	88,110	4.06%	8,946,515	90,936	4.04%	8,193,386	85,672	4.16%
Noninterest earning assets (e)	755,026			716,913			799,569			677,888			835,500
Total assets	$9,460,877			$9,551,905			$9,608,514			$9,624,403			$9,028,886

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,681,777	776	0.18%	$1,714,290	768	0.18%	$1,702,528	755	0.18%	$1,668,492	771	0.18%	$1,485,763	744	0.20%
Interest-bearing demand deposits	1,435,143	297	0.08%	1,451,787	283	0.08%	1,422,284	116	0.03%	1,431,671	85	0.02%	1,179,557	78	0.03%
Money market deposit accounts	1,789,082	1,048	0.23%	1,839,693	1,064	0.23%	1,879,292	1,074	0.23%	1,890,220	1,101	0.23%	1,418,779	826	0.23%
Time deposits	1,449,830	3,674	1.01%	1,518,650	3,711	0.98%	1,573,574	3,520	0.91%	1,643,785	3,902	0.94%	1,597,542	4,005	1.00%
Borrowed funds (f)	106,282	49	0.18%	126,685	55	0.17%	136,872	58	0.17%	143,540	61	0.17%	560,407	657	0.47%
Junior subordinated debentures	111,213	1,150	4.05%	111,213	1,185	4.22%	111,213	1,167	4.20%	111,213	1,171	4.12%	111,213	1,144	4.03%
Total interest-bearing liabilities	6,573,327	6,994	0.42%	6,762,318	7,066	0.42%	6,825,763	6,690	0.40%	6,888,921	7,091	0.41%	6,353,261	7,454	0.47%
Noninterest-bearing demand deposits (g)	1,573,112			1,544,953			1,506,268			1,493,528			1,243,474
Noninterest bearing liabilities	116,021			59,277			106,578			77,827			276,014
Total liabilities	8,262,460			8,366,548			8,438,609			8,460,276			7,872,749
Shareholders’ equity	1,198,417			1,185,357			1,169,905			1,164,127			1,156,137
Total liabilities and shareholders’ equity	$9,460,877			$9,551,905			$9,608,514			$9,624,403			$9,028,886
Net interest income/ Interest rate spread		84,046	3.73%		83,565	3.69%		81,420	3.66%		83,845	3.63%		78,218	3.69%
Net interest-earning assets/ Net interest margin	$2,132,524		3.86%	$2,072,674		3.78%	$1,983,182		3.75%	$2,057,594		3.75%	$1,840,125		3.82%
Ratio of interest-earning assets to interest-bearing liabilities	1.32X			1.31X			1.29X			1.30X			1.29X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.29%, 0.29%, 0.27%, 0.29% and 0.32%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.42%, 4.44%, 4.38%, 4.41% and 4.38%, respectively, Investment securities - 1.62%, 1.62%, 1.67%, 1.61% and 1.89%, respectively, Interest-earning assets - 4.11%, 4.08%, 4.02%, 4.00% and 4.11%, respectively. GAAP basis net interest rate spreads were 3.69%, 3.66%, 3.62%, 3.59% and 3.65%, respectively, and GAAP basis net interest margins were 3.82%, 3.75%, 3.71%, 3.71% and 3.77%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Nine months ended September 30,
	2017			2016
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,724,348	83,833	4.10%	$2,743,480	86,826	4.22%
Home equity loans	1,314,344	43,239	4.40%	1,178,133	38,229	4.33%
Consumer loans	598,056	22,251	4.97%	477,814	17,768	4.97%
Legacy consumer finance loans	40,241	6,025	19.96%	51,542	8,080	20.90%
Commercial real estate loans	2,425,302	80,867	4.40%	2,367,014	79,367	4.41%
Commercial loans	560,677	18,260	4.29%	460,228	14,817	4.23%
Loans receivable (a) (b) (d)	7,662,968	254,475	4.44%	7,278,211	245,087	4.50%
Mortgage-backed securities (c)	557,846	8,327	1.99%	462,474	6,374	1.84%
Investment securities (c) (d)	367,585	5,366	1.95%	325,427	5,662	2.32%
FHLB stock	7,553	172	3.04%	32,702	1,086	4.44%
Other interest-earning deposits	201,643	1,440	0.94%	57,996	243	0.55%
Total interest-earning assets	8,797,595	269,780	4.10%	8,156,810	258,452	4.23%
Noninterest earning assets (e)	742,837			783,838
Total assets	$9,540,432			$8,940,648

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,699,455	2,300	0.18%	$1,444,302	2,446	0.23%
Interest-bearing demand deposits	1,436,442	696	0.06%	1,134,669	378	0.04%
Money market deposit accounts	1,835,638	3,186	0.23%	1,334,158	2,520	0.25%
Time deposits	1,513,565	10,904	0.96%	1,625,936	12,262	1.01%
Borrowed funds (f)	123,168	161	0.17%	743,353	10,213	1.84%
Junior subordinated debentures	111,213	3,503	4.15%	111,213	3,389	4.00%
Total interest-bearing liabilities	6,719,481	20,750	0.41%	6,393,631	31,208	0.65%
Noninterest-bearing demand deposits (g)	1,541,845			1,196,737
Noninterest bearing liabilities	94,546			191,934
Total liabilities	8,355,872			7,782,302
Shareholders’ equity	1,184,560			1,158,346
Total liabilities and shareholders’ equity	$9,540,432			$8,940,648
Net interest income/ Interest rate spread		249,030	3.69%		227,244	3.58%
Net interest-earning assets/ Net interest margin	$2,078,114		3.77%	$1,763,179		3.71%
Ratio of interest-earning assets to interest-bearing liabilities	1.31X			1.28X
(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.28%, and 0.35%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.41% and 4.47%, respectively, Investment securities - 1.64% and 1.86%, respectively, Interest-earning assets - 4.06% and 4.19%, respectively. GAAP basis net interest rate spreads were 3.65% and 3.53%, respectively, and GAAP basis net interest margins were 3.74% and 3.67%, respectively.